Coeur d’Alene Mines Corporation
Performance Share Agreement
(2003 Long-Term Incentive Plan)

You have been selected to be a Participant in the Amended and Restated 2003 Long-Term Incentive Plan of Coeur d’Alene Mines Corporation (the “Plan”), as specified below:
Participant:
Date of Grant:
Number of Performance Shares:
Performance Period:

THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of Performance Shares by Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
The Plan provides a complete description of the terms and conditions governing the Performance Shares. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Agreement’s terms shall completely supersede unless expressly prohibited by the Plan. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.    Grant of Performance Shares. The Company hereby grants to the Participant the opportunity to receive Performance Shares in the manner and subject to the terms and conditions of the Plan and this Agreement.
Except as may otherwise be provided in Sections 3 or 4, the Performance Shares granted hereunder are granted on the condition that the Participant remains an Employee of the Company from the Date of Grant through (and including) each of the separate dates on which the grant becomes exercisable, as set forth below in Section 2. This grant of the Performance Shares shall not confer any right to the Participant (or any other Participant) to be granted other Awards in the future under the Plan.
2.Vesting of Performance Shares. Except as hereinafter provided, the Performance Shares earned hereunder shall become payable (as described in Section 7 below) pursuant to the vesting schedule set forth below (subject to the terms and conditions hereunder).

Date	Performance Shares Which Become Payable

3.    Termination of Employment.

(a)
By Death, Disability, or Retirement. In the event the employment of the Participant is terminated due to death, Disability or Retirement during the Performance Period, all outstanding Performance Shares subject to this Award not yet vested shall become immediately fully vested and become immediately payable, subject to applicable federal and state securities laws. For the purposes of this Agreement, “Disability” shall mean the date upon which the Participant becomes entitled to receive benefits pursuant to the Company’s long-term disability plan then in effect. For the purposes of this Agreement, “Retirement” shall mean: (i) any termination of the Participant’s employment other than for Cause after the Participant has attained sixty-five (65) years of age and completed a total of ten (10) or more consecutive years of employment with the Company; or (ii) a retirement approved by the Board.

(b)
For Other Reasons. If the employment of the Participant shall terminate for any reason other than the reasons set forth in this Section 3(a), all unvested Performance Shares subject to this Award at the date of termination shall immediately terminate, and shall be forfeited to the Company. The transfer of employment of the Participant between the Company and any Subsidiary (or between Subsidiaries) shall not be deemed a termination of employment for the purpose of this Agreement.

4.    Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company during the Performance Period results in the Participant’s termination of employment by the Company for any reason other than for Cause within two years following the Change in Control, the Performance Shares shall vest based upon actual performance through the date of the Change in Control and become freely transferable by the Participant, subject to applicable federal and state securities laws on the effective date of the Participant’s termination of employment other than for Cause.
5.    Restrictions on Transfer. This Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
6.    Clawback Policy. The Participant hereby acknowledges and agrees that the Participant and the award evidenced by this Agreement are subject to the Company’s Clawback Policy as amended from time to time. To the extent the Participant is subject to the Policy, the terms and conditions of the Policy are hereby incorporated by reference into this Agreement.
7.    Procedure for Administration of Award.

(a)
Earning of Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout on the value and number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, as set forth in further detail on Schedule 1, attached hereto. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

(b)
Form and Timing of Payment of Performance Shares. Payment of earned Performance Shares shall be as determined by the Committee . Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.

(c)
Dividends and Other Distributions. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion and, in any event, shall be subject to the same performance goals as the underlying Performance Shares.

8.    Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Vice President Human Resources of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
9.    Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Agreement until such time as the Shares have been issued and delivered to him or her.
10.    Continuation of Employment. This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time. A transfer of the Participant’s employment between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.
11.    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the minimum statutory withholding tax requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to such minimum statutory withholding tax.
12.    Miscellaneous.

(a)
This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of this Award, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)
The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.

(c)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

(d)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)
All obligations of the Company under the Plan and this Agreement, with respect to this Award, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Idaho.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.
Coeur d’Alene Mines Corporation    Participant

By: ___________________________
        Participant’s Signature

Schedule 1

Performance Goals

Performance Share Agreement    1